UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

SMART MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32951	54-2189769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Greenwood Plaza Blvd. #390 Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 488-0204

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding Smart Move, Inc.’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding expected benefits of the products of Smart Move, adoption by customers, continued innovation and any statements identified by forward looking terms such as “may,” “will,” “would,” “expect,” “plan,” “anticipate” or “project,” are forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to developments in the moving industry, competition and risks of failure to obtain consumer acceptance of innovations. Smart Move has included a discussion of these and other pertinent risk factors in its Quarterly Reports on Form 10-QSB most recently filed with the SEC and disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01. Entry into a Material Definitive Agreement

On January 15, 2008, Smart Move, Inc. (the “Company”) entered into the material agreements described in Item 3.02, below to sell Secured Convertible Debentures with attached Warrants pursuant to a Securities Purchase Agreement (as defined below) to accredited investor entities and individuals (collectively “Purchasers”). Prior to the entry into the Securities Purchase Agreement, there was no material relationship between the Company and the lead investors, Professional Offshore Opportunity Fund, Ltd. and Professional Traders Fund, Ltd. In addition to these purchasers of securities, certain existing investors and other new investors (all accredited investors within the meaning of Regulation D under the Securities Act of 1933), also purchased securities under the terms of the Securities Purchase Agreement. Included among the additional investors is one individual who currently holds in excess of 10% of the Company’s outstanding common stock, but who is not an officer or director of the Company. The purchase of securities by this individual under the Securities Purchase Agreement was separately reviewed and approved by the Company’s Board of Directors.

A pre-condition of the Purchasers’ agreement to complete the purchase of the debentures and warrants pursuant to the Securities Purchase Agreement required that the Company provide a senior security interest covering assets pledged to secure indebtedness to Silicon Valley Bank. The Purchasers’ agreement was also conditioned upon the Company’s obtaining an agreement from the holders of the Company’s November 2007 Secured Convertible Notes (“November 2007 Notes”) to convert their notes described in the Company’s Form 8-K filed on November 15, 2007 or further subordinate their existing junior security interests securing the November 2007 Notes which cover the same collateral pledged as a senior security interest to Silicon Valley Bank.

In order to determine the most expeditious means of securing the required conversion elections or subordinations, the Company engaged the services of a registered broker dealer to solicit the agreement of existing holders to elect one of two options for the conversion or subordination of their existing convertible notes and warrants in exchange for the amendment of terms and additional warrants described as follows: (i) Option A – to convert notes and accrued interest into common stock at an adjusted conversion price equal to the lower of $0.75 or the “Market Price” (as defined below) on the effective date of the conversion, which was January 16, 2008; or Option B – to retain status as a debt holder and to agree to subordinate their existing second lien security interests to a first lien to be acquired by Purchasers under the Securities Purchase Agreement to the extent of indebtedness not in excess of $4 million. Holders electing Option A were subject to amendments reducing the conversion price of their November 2007 Notes from $1.00 to $0.75 contingent on actual conversion. As an added inducement to convert the November 2007 Notes, the warrant exercise term of existing warrants attached to the November 2007 Notes was extended by one year and the exercise price of these warrants was reduced from $1.25 and $1.50, respectively, to $0.95 and $1.20. The Company also agreed that holders electing Option A would be granted a new 5 year common stock purchase warrant exercisable at $1.00 for each $2.00 principal amount converted. In the case of holders electing Option B, the Company agreed to reduce the conversion price applicable to their November 2007 Notes from $1.00 to $0.75 per share and to reduce the exercise price applicable under their warrants attached to the November 2007 Notes from $1.25 and $1.50 per share to $1.00 and $1.25, respectively.

The terms of the proposal made to the November 2007 Holders as described above were formulated and recommended to the Company’s Board of Directors by the registered broker dealer engaged to solicit the holder agreements to convert or subordinate. The proposals were approved by the Company’s Board of Directors upon a vote in which four of the Company’s six directors who had declared their personal interest in the transaction, having purchased November 2007 Notes aggregating $85,000 total principal amount, did not participate. The elections received from holders of the November 2007 Notes, all accredited investors, were conditioned upon the actual closing and funding of the new securities investments made by Purchasers under the Securities Purchase Agreement described above. The Company received final elections to convert under Option A described above from holders of the outstanding November 2007 Notes in the aggregate principal amount of $796,500, which will result in the issuance of 1,250,040 restricted shares of the Company’s common stock, $0.0001 par value, and the issuance to such holders of new common stock purchase warrants to acquire 398,250 shares at an exercise price of $1.00 per share. The holders of outstanding November 2007 Notes in the aggregate principal amount of $275,000 elected to maintain their status as debt holders, but elected the terms of Option B described above to subordinate their security interests in favor of the Purchasers’ senior security interest to be acquired in certain assets upon payment of outstanding debt to Silicon Valley Bank. The conversion price applicable to the holders electing Option A was $0.65 per share, based upon determination of Market Price as equal to the lower of $0.75 or the five day average closing price of the Company’s common stock ending on the January 15, 2008 effective date of the Company’s closing of its transaction with the Purchasers under the Securities Purchase Agreement. The elections, amendments of terms and right to receive an additional warrant (in the case of holders electing conversion to common stock) were conditioned upon the closing of the securities sale transaction with the Purchasers pursuant to the Securities Purchase Agreement signed effective January 15, 2008 and the actual funding of a $3 million level of investment by the Purchasers which occurred on January 16, 2008.

The registered broker dealer engaged by the Company to recommend suitable proposal terms and to solicit holder elections pursuant to the proposal received no cash compensation for its services but was granted a five year common stock purchase warrant covering 50,000 shares of the common stock of the Company exercisable at $0.75 per share.

Item 2.03.  Creation of a Direct Financial Obligation

On January 15, 2008, the Company entered into agreements that create material direct financial obligations. The agreements are more fully described in Item 3.02 below. A copy of the press release announcing the transaction with the Purchasers is attached hereto as Exhibit 99.1.

In connection with the agreements described in Item 3.02 below, the Company’s debt obligations to Silicon Valley Bank under a prior Loan and Security Agreement were paid in full, terminating the Company’s financial obligations to Silicon Valley Bank.

Item 3.02.  Unregistered Sales of Securities

On January 15, 2008, the Company entered into a Securities Purchase Agreement with Professional Offshore Opportunity Fund, Ltd and other Investors (collectively referred to in this Item 3.02 as the “Purchaser”). A copy of the Securities Purchase Agreement entered into with the lead purchasers, Professional Offshore Opportunity Fund, Ltd. and other purchasers, is attached hereto as Exhibit 4.1. Under the Securities Purchase Agreement, the Company executed and agreed to deliver to the Purchaser (a) the Company’s 11% Secured Convertible Debentures in the aggregate principal amount of $3,500,000 having a fixed conversion price (subject to further adjustment for certain dilutive issuances) of $0.75 per share (collectively referred to below in this Item 3.02 as the “Debenture,” in the form attached as Exhibit 4.2) and (b) a warrant to purchase an aggregate of one half (50%) of the number of shares of the Company’s common stock, par value $.0001 issuable upon conversion of the Debenture (collectively referred to below in this Item 3.02 as the “Warrant,” in the form attached as Exhibit 4.3).

The Company and the Purchaser agreed that the proceeds from sale of the Debenture and Warrant would be used to pay the secured indebtedness owed to Silicon Valley Bank in the approximate amount of $345,000 and that the remainder of the proceeds would be used primarily for working capital.

The Debenture was issued to the Purchaser at an original issue discount of 15%. The expenses of this financing were approximately $225,000, which included a securities placement fee of $140,000 paid to registered broker dealers and professional and due diligence fees of approximately $85,000. The net proceeds to the Company were approximately $2,750,000.

The Debenture issued to the Purchaser matures 24 months after the date of its issuance and accrues interest at 11% per annum from the date of issuance. Subject to certain deferral rights of the holder, the Debenture is payable in monthly installments of principal and interest. The holders of the debentures may convert unpaid principal on the debentures into common shares at a fixed conversion price of $0.75 per share or alternative prices under circumstances described in the debenture.  Based on the initial fixed conversion price of $0.75 per share, and an aggregate Debenture face value of $3,500,000, the Debenture is convertible into 4,666,666 shares of common stock and the Warrant may be exercised to acquire approximately 2,333,333 shares of common stock. The Company generally may elect to pay principal and interest in cash at 115% of the amount due or in registered common shares in lieu of cash at a conversion rate equal to 80% of the average daily closing price for our common shares for the five (5) consecutive trading days preceding the principal and interest payment date. Provided that a registration statement covering the conversion shares is then in effect, if the market price of the shares of our common stock for 10 consecutive trading days is at least 175% of the conversion price then in effect and the average daily volume during such period is between 25,000 and 100,000 shares per day, the Company may send notice to the Investors requiring them to convert between 25% and 100% of their debentures that remain outstanding at that time.

The Purchaser will acquire a first lien security interest pursuant to a Security Agreement attached as Exhibit 4.3 securing their convertible debt covering certain specific assets which previously secured the senior debt of Silicon Valley Bank of approximately $345,000, repaid with the current financing. The security interest consists of 35 flatbed trailers, 65 forklifts, certain GPS units in use or held for use, accounts receivable, office furniture and software, and equity ownership of any subsidiaries.

The Company and the Purchaser also entered into a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.5. The Company is required to file a registration statement with the Securities and Exchange Commission before: (i) the later of sixty (60) days following the date of the Securities Purchase Agreement; or (ii) ten (10) days after the date on which the Company files its Annual Report on Form 10-KSB. Such registration statement shall register the common stock underlying the Debenture and the Warrant. If the registration statement is not filed by the specified date or if the registration statement is filed but not declared effective by the SEC within 60 days thereafter or if certain other specified events occur, the Company is required to pay as partial liquidated damages to the holders of the securities, in registered shares of common stock or in cash, at the Company’s option, a sum equal to two percent of the holders’ initial investment in the Debenture per month, but in no event shall the liquidated damages exceed ten percent of the holders’ initial investment. Prior to the effective date of the resale registration statement to be filed on behalf of the Purchaser, all monthly payments are to be paid in cash at 120% of the principal amount due. The warrants contain cashless exercise provisions in the event the underlying shares are not timely registered with the SEC, and lapse (if unexercised) five years from the effective date of a resale registration or, if a registration statement is never deemed effective then six years from the date of the Securities Purchase Agreement.

Additionally, the Company and the Purchaser entered into an Investor Rights Agreement attached as Exhibit 4.6 expressing certain rights of refusal of the Purchaser to provide funding or participate in financing the Company may require in the future.

The Company’s right to make payment in shares and the Purchasers’ conversion rights are subject to a 4.99% issuance limitation or “conversion cap” except under limited conditions (e.g. within 45 days of maturity) and except with respect to one individual previously holding shares in excess of the conversion cap. The Purchaser has sole discretion to defer any or all monthly principal payments to any subsequent month. Included among the additional investors is one individual who currently holds in excess of 10% of the Company’s outstanding common stock, but who is not an officer or director of the Company. The terms of this individual’s purchase of securities under the Securities Purchase Agreement were separately approved by the Company’s Board of Directors, including waiver of the otherwise applicable conversion cap.

The conversion price of the Debenture and exercise price under the Warrant are subject to adjustment such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Purchaser’s securities holdings. In addition, if the Company, under certain specified circumstances, should issue shares of common stock below the conversion price of the Debenture, the conversion price will be reduced accordingly.

As described under Item 1.01 of this report, in connection with the Company’s transactions with the Purchaser, the Company also engaged a registered broker dealer to solicit the agreement of existing holders of November 2007 Notes described in the Company’s Report on Form 8-K filed November 15, 2007, to elect either to convert or subordinate their existing convertible notes in exchange for the amendment of terms and additional warrants. As a result of the final elections to convert or subordinate, the Company issued 1,250,040 restricted shares of the Company’s common stock, $0.0001 par value, to the holders of its November 2007 Notes and issued new five year term common stock purchase warrants to acquire 398,250 shares at an exercise price of $1.00 per share.

The sale of the Debenture and Warrant to the Purchaser under the Securities Purchase Agreement and the offer and issuance of amended and additional securities to the holders of the Company’s November 2007 Notes were effected in reliance upon an exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act. In this regard, the Company relied on the representations of the Purchaser contained in the Securities Purchase Agreement and updated representations from the holders of the Company’s November 2007 Notes with whom the Company amended the restricted securities previously issued and issued restricted shares of common stock and warrants as described in Item 1.01 of this report in exchange for the accredited investor holders’ elections to convert debt to shares of common stock or to subordinate their security interests.

The Company issued a Press Release attached as Exhibit 99.1 announcing the transaction.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits:

EX 4.1-	Securities Purchase Agreement dated as of January 15, 2008 among the Company and the Purchasers Listed on Exhibit A thereto
EX 4.2-	11% Secured Convertible Debenture
EX 4.3-	Warrant
EX 4.4-	Registration Rights Agreement dated as of January 15, 2008 among the Company and the Purchasers Listed on Schedule 1 thereto
EX 4.5-	Security Agreement dated as of January 15, 2008 among the Company and the Investors
EX 4.6-	Investor Rights Agreement dated as of January 15, 2008 among the Company and the Investors
EX-99.1-	Press Release

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SMART MOVE, INC.

	By:	/s/ Edward Johnson
Date: January 18, 2008		Chief Financial Officer